EXHIBIT 10.8

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
OF DENNIS M. TERRY

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This First Amendment (“Amendment”) is made effective as of December 27, 2010 (the “Effective Date”), by and between First Clover Leaf Bank (the “Bank”), with its principal office in Edwardsville, Illinois, and Dennis M. Terry (“Executive”) and shall be effective as of January 1, 2011 (the “Effective Date”).

WHEREAS, the Bank and the Executive are parties to the Second Amended and Restated Employment Agreement, effective January 1, 2008 (the “Agreement”); and

WHEREAS, the Bank and the Executive wish to amend the Agreement to provide that the Executive shall not be entitled to receive any fees for serving as a director of the Bank or First Clover Leaf Financial Corp. (the “Company”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	The following is added to the end of Section 3(a):

Notwithstanding the preceding provisions of this Section, effective January 1, 2011, the Executive shall not be entitled to receive any fees for serving as a director of the Bank or the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment on the dates set forth below.

FIRST CLOVER LEAF BANK

December 28, 2010	By:	/s/ Joseph Helms
Date		Joseph Helms, Chairman of the Board

January 10, 2011	/s/ Dennis M. Terry
Date	Dennis M. Terry